Exhibit 99.2

Plug Power Hosts Seventh Annual Symposium Highlighting Hydrogen’s Role in Energy Independence

SLINGERLANDS, N.Y., Nov. 18, 2025 -- Plug Power Inc. (NASDAQ: PLUG), a global leader in hydrogen solutions for the hydrogen economy, is hosting its seventh annual Plug Power Symposium at the Company’s headquarters and manufacturing facility in Slingerlands N.Y., centered on the theme “Strengthening Energy Independence."

Earlier this year, Plug Power announced Project Quantum Leap, its initiative to streamline operations, enhance cash efficiency, and focus on high-value markets including material handling, electrolyzers, and hydrogen plants. At the Symposium, CEO Andy Marsh and President and Chief Revenue Officer Jose Luis Crespo will discuss Plug’s strategic path forward, highlighting near-term priorities, key projects, and recent milestones.

Throughout the day, panel discussions will showcase Plug Power’s progress to date and its vision for the future, complemented by dynamic conversations with industry leaders. The event brings together key customers and partners to explore real-world projects, applications, and emerging opportunities in the hydrogen economy.

Featured participants include material handling customers from Floor & Decor, Amazon, Uline, and FreezPak, as well as electrolyzer partners Hy2Gen, Hy24, GALP, and Arcadia.

Program Highlights Include:

•	GenDrive Technology Proven for Customers Today
•	Plug’s Energy Management Advantage
•	Scaling Green Ammonia: Plug and Allied Green’s Multi-GW Vision
•	Scaling Smarter at Vista
•	GenDrive Fuel Cells at Scale: Customer Testimonials
•	Energy Production at Scale
•	Hydrogen Meets Renewable Fuels at Scale
•	GenEco Electrolyzers at Scale
•	From Design to Delivery: How Plug Builds Hydrogen Plants That Work
•	Engineering and Technology Developments

How to Join the 2025 Plug Power Symposium:

We invite all stakeholders to join us virtually for this important industry event. Register now at: https://event.on24.com/wcc/r/5070165/A1DAC0191D73E6E705452AA4D133B5D8

A playback of the call will be available online for a period of time following the event.

About Plug Power

Plug is building the global hydrogen economy with a fully integrated ecosystem spanning production, storage, delivery, and power generation. A first mover in the industry, Plug provides electrolyzers, liquid hydrogen, fuel cell systems, storage tanks, and fueling infrastructure to industries such as material handling, industrial applications, and energy producers, advancing energy independence and decarbonization at scale.

With electrolyzers deployed across five continents, Plug leads in hydrogen production, delivering large-scale projects that redefine industrial power. The Company has deployed over 72,000 fuel cell systems and 285 fueling stations and is the largest user of liquid hydrogen. Plug is rapidly expanding its generation network to ensure reliable, domestically produced supply, with hydrogen plants currently operational in Georgia, Tennessee, and Louisiana, capable of producing 40 tons per day.

With employees and state-of-the-art manufacturing facilities across the globe, Plug Power serves global leaders like Walmart, Amazon, Home Depot, BMW, and BP.

For more information, visit www.plugpower.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements regarding Plug Power’s plans, objectives, strategies, expectations, operational initiatives, including Project Quantum Leap, cost-reduction and cash-efficiency efforts, projected operational improvements, business prospects, market opportunities, anticipated benefits of partnerships and collaborations, future demand for green hydrogen, opportunities in the hydrogen economy, expansion of the generation network, hydrogen production capacity, and the Company's role in building the global hydrogen economy.

Forward-looking statements are based on current expectations, estimates, assumptions, and projections, and are not guarantees of future performance. Actual results may differ materially from those expressed or implied by such forward-looking statements due to a variety of risks and uncertainties, including, among others: the Company's ability to successfully implement Project Quantum Leap and achieve anticipated operational and financial benefits; risks related to the development of hydrogen markets and the Company's ability to compete in such markets; the Company's ability to maintain relationships with key customers and partners; risks related to the Company's liquidity and ability to fund operations; the Company's ability to design, develop, and manufacture hydrogen solutions at scale; technological and operational challenges; supply chain disruptions; regulatory and policy changes affecting the hydrogen industry; market acceptance of hydrogen solutions; and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Plug Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

MEDIA CONTACT

Teal Hoyos

media@plugpower.com